                                                                  Exhibit 4.3.2

                               SECOND AMENDMENT TO
                          REGISTRATION RIGHTS AGREEMENT

         THIS SECOND AMENDMENT TO REGISTRATION RIGHTS AGREEMENT is dated and effective as of March 29, 2002 ("Amendment"), by and between Netzee, Inc., a Georgia corporation (the "Company"), Bruce R. Gall ("Gall") and each of the former shareholders of DPSC Software, Inc. ("DPSC") whose names appear on the signature page hereof (each a "Shareholder" and, collectively, the "Shareholders").

                              W I T N E S S E T H:

         WHEREAS, the Company, DPSC and the Shareholders entered into a Registration Rights Agreement, dated as of December 15, 1999, as amended on September 29, 2000 (the "Registration Rights Agreement"), in connection with the acquisition by Netcal, Inc., a wholly owned subsidiary of the Company, of substantially all of the assets of DPSC (the "Acquisition");

         WHEREAS, in connection with the Acquisition, DPSC changed its name to Bruce R. Gall & Associates, Inc., which entity was subsequently dissolved and liquidated under California law effective December 31, 2000 (the "Dissolution");

         WHEREAS, in connection with the Dissolution, Gall purchased and acquired from each Shareholder all shares of Preferred Stock acquired by such person from the Company in connection with the Acquisition, such that Gall is the only record and beneficial owner of the Preferred Stock; and

         WHEREAS, the Company, Gall and the Shareholders desire to amend the Registration Rights Agreement, in accordance with the terms and provisions of
Section 15 thereof.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are herby acknowledged, the parties hereby agree as follows:

         1. CAPITALIZED TERMS. All capitalized terms not defined herein shall have the meanings ascribed to them in the Registration Rights Agreement.

         2. REPRESENTATION AND WARRANTY OF GALL. Gall hereby represents and warrants that he owns in the aggregate a majority of the Registrable Securities, voting together as a single class.

         3. AMENDMENT OF PUT RIGHT EXERCISE DATE. The parties hereto hereby strike the first sentence of Section 12(a) of the Registration Rights Agreement in its entirety and replace it with the following:

         "If any Preferred Stock remains outstanding on or after April 10, 2003 (or such earlier Put Option Exercise Date as provided and defined in Section 5 of the Second Amendment to this Agreement dated March 29, 2002), each Holder of Preferred Stock shall have the right (the "Put Right") to require the Company to purchase all (but not less than all) of the shares of Preferred Stock then held by such Holder at a price equal to the Stated Value (as defined in the Designations) per share, plus accrued but unpaid dividends thereon (the "Purchase Price"), payable by the Company in cash."

         4. EXTENSION FEE. Upon the Company's receipt of an executed copy of this Amendment, the Company shall pay by wire transfer to Gall's account the following amounts:

                  (a) A cash payment of $501,000 (the "Extension Payment"), of which the sum of $100 shall be disbursed by Gall to each Shareholder as soon as practicable after Gall's receipt thereof.

                  (b) Anything in Section 4(a) to the contrary notwithstanding, Gall and each other Shareholder acknowledges and agrees that if the Company completes a merger, share exchange, sale of substantially all of its assets or other similar transaction on or before June 15, 2002, and Gall receives the Stated Value of the Preferred Stock, plus accrued dividends, then, and only then, $275,000 of the Extension Payment shall be deducted from the value of the consideration Gall shall receive in such transaction.

                  (c) If the Company fails to make the Extension Payment referred to in this Section 4 within one business day following the date hereof, then this Amendment shall be null and void and of no further force or effect.

         5. INTERCEPT AND HARLAND DEBT. If either The InterCept Group, Inc. ("InterCept") or John H. Harland Company ("Harland") is unwilling to extend the maturity date of its credit facility to April 10, 2003 (the "Put Option Exercise Date"), but agrees on an earlier maturity date (such date being referred to as the "Debt Extension Date"), then the Put Option Exercise Date will be the earliest Debt Extension Date to which InterCept or Harland, as the case may be, agrees. Further, if either InterCept or Harland accelerates repayment of the indebtedness owed to it prior to the scheduled Debt Extension Date due to the Company's default, then the Put Option Exercise Date will similarly be moved up to the date on which such acceleration shall have occurred. The Company hereby covenants and agrees that it will advise Gall promptly in writing of any breach, or alleged breach, of its credit facility with InterCept or Harland.

         6. AMENDMENT OF AGREEMENT. Section 15 of the Agreement shall hereby be amended in its entirety to read as follows:

                  "15.     Amendments and Waivers. The provisions of this
         Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless such amendment, modification, supplement, waiver or consent is in writing and signed by the Company and Bruce R. Gall."

         7. NO OTHER CHANGES. Except as otherwise provided herein, the terms and provisions of the Registration Rights Agreement shall remain in full force and effect as set forth therein.

         8. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery by facsimile or of a photocopy of an executed counterpart of this Amendment shall constitute a valid execution and delivery of such counterpart.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

                                    NETZEE, INC.

                                    By:      /s/ Richard S. Eiswirth
                                       -----------------------------------------
                                             Richard S. Eiswirth
                                             Senior Executive Vice President and
                                             Chief Financial Officer

                                             /s/ Bruce R. Gall
                                    --------------------------------------------
                                             Bruce R. Gall

                                    Gall Family Trust

                                    By:      /s/ Bruce R. Gall
                                       ----------------------------------------
                                             Bruce R. Gall, Trustee

                                    By:      /s/ Norma Gall
                                       ----------------------------------------
                                             Norma Gall, Trustee

                                           /s/ Kristin N. Gall
                                    -------------------------------------------
                                             Kristin N. Gall

                                             /s/ James H. Jones
                                    -------------------------------------------
                                             James H. Jones

                                           /s/ Kenneth Lemoine
                                    -------------------------------------------
                                             Kenneth Lemoine

                                           /s/ David F. Potter
                                    -------------------------------------------
                                             David F. Potter

                                           /s/ Charles Stephens
                                    -------------------------------------------
                                             Charles Stephens

                                           /s/ Phillip Templer
                                    -------------------------------------------
                                             Phillip Templer


                                       3